Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT

List of subsidiary corporations, each of which is wholly owned by the
Registrant:

                    Name                            State of Incorporation
                    ----                            ----------------------
            Midview Drug, Inc.                             New York
            PRN Home Care Agency                           New York
            Americare Home Nursing Services, Inc.          New York
           *Embee Drug, Inc.                               New York
           *Riverview Pharmacy, Inc.                       New York
           *Citiview Drug, Inc.                            New York
           *Westview Drug Corp., Inc.                      New York
           *Eastview 87th Street, Inc.                     New York
           *Brittany Chemists, Inc.                        New York
           *Villageview Pharmacy, Inc.                     New York
           *Towerview, Inc.                                New York
           *Accuhealth Home Care, Inc.                     Delaware
           *ProHealth Care Infusion Services, Inc.         New Jersey
           *Healix Healthcare, Inc.                        Delaware
           *Healix Healthcare, Inc.                        New York
           *Healix Healthcare of New York, Inc.            New York
           *Healix Healthcare of New Jersey, Inc.          New Jersey
           *Amerix                                         Delaware

*Inactive

                                      F-28